Exhibit 10.1
STOCK REPURCHASE AGREEMENT
     This STOCK REPURCHASE AGREEMENT (this “Agreement”) is made as of April 11, 2011 (the “Effective Date”), by and between Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), and Security Capital Preferred Growth Incorporated, a Maryland corporation (the “Shareholder”).
     Recitals. The Shareholder holds 7,247,865 shares of the Company’s Series B-1 Cumulative Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Preferred Shares”). The Company and the Shareholder have agreed that the Company shall have the right to repurchase all or any of the Preferred Shares on the terms and subject to the conditions set forth in this Agreement. In consideration of the mutual covenants contained in this Agreement, the parties hereto hereby agree as set forth below.
1. Repurchase Right; Dividend Payments.
(a) Grant of Right. The Shareholder hereby grants to the Company the right to repurchase all or any number of the Preferred Shares on the terms and subject to the conditions set forth in this Agreement (the “Repurchase Right”). The Repurchase Right shall be exercisable, at the option of the Company in its sole discretion, at any time during the five Business Days (as defined below) immediately following the Effective Date (the “Exercise Period”).
(b) Repurchase Price. The purchase price for each Preferred Share purchased by the Company pursuant to the Repurchase Right on any Closing Date (as defined below) shall be equal to the greater of (i) the Volume Weighted Average Price of a share of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) calculated with respect to such Closing Date as set forth below and (ii) $10.07 (such greater amount, the “Repurchase Price”). In addition to the Repurchase Price for each Preferred Share, the Company will pay to the Shareholder at the time of the consummation of the repurchase of any Preferred Shares repurchased hereunder (each consummation of a repurchase of Preferred Shares hereunder, a “Closing”), all accumulated but unpaid dividends payable on each Preferred Share, calculated in accordance with the terms of the Articles Supplementary (as defined below), so repurchased through, but excluding, the date on which such Closing occurs (each, a “Closing Date”), including that pro rata portion of the dividends payable as to the Dividend Period (as defined the Articles Supplementary Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock of the Company relating to the Preferred Shares (the “Articles Supplementary”)) in which such Closing Date occurs and which have accumulated with respect to the portion of such Dividend Period that elapses prior to such Closing Date (the “Accumulated Dividends”).
     For purposes of this Agreement, “Volume Weighted Average Price” for the Preferred Shares repurchased on any Closing Date shall mean the number obtained, for the five Trading Days immediately preceding such Closing Date by dividing (a) the sum of the products of all sales of Common Stock during such five Trading Day period, of (i) the sale prices per share of Common Stock as reported on the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934, as amended, times (ii) the number of shares of Common Stock sold at such prices by (b) the total number of shares of Common Stock sold during such five Trading Day period. Appropriate adjustments shall be made to the Volume Weighted Average Price to maintain comparability during any five Trading Day period in the event of any subdivision or combination of the Common Stock, whether by stock split, stock, dividend, recapitalization, reverse stock split or otherwise, which occurs during such five Trading Day period. For purposes of this Agreement, “Trading Day” shall mean any day on which shares of Common Stock are traded on the New York Stock Exchange (the “NYSE”), or if the Common Stock is not listed or admitted for trading on the NYSE, the principal national securities exchange on which the Common Stock is listed or admitted for trading.
(c) Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered by the Company to the Shareholder (the “Repurchase Notice”) setting forth the number of the Preferred Shares as to which the Company is exercising the Repurchase Right and otherwise substantially in the form attached hereto as Exhibit A (the “Notice Shares”), which notice must be delivered prior to 5:30 p.m., Central time, on the last day of the Exercise Period. If the Company gives a Repurchase Notice in which it does not exercise the Repurchase Right to purchase all of the Preferred Shares, the Repurchase Right shall terminate as to those Preferred Shares as to which the Company does not exercise the Repurchase Right by means of such Repurchase Notice, which termination shall be effective upon the Shareholder’s receipt of such Repurchase Notice. If the Company does not give any Repurchase Notice to the Shareholder prior to 5:30 p.m., Central Time, on the last day of the Exercise Period, the Repurchase Right shall terminate as to all of the Preferred Shares effective at the end of the Exercise Period.
(d) Establishment of Each Closing Date. The Repurchase Notice, if given, shall specify the date on which the closing of the repurchase of the Notice Shares shall be scheduled to occur, which date shall not be less than 30 calendar days nor more than 90 calendar days after the date of the Repurchase Notice (the “Company-Scheduled Closing Date”); provided, however, that on any date after the Shareholder’s receipt of the Repurchase Notice and prior to the day immediately preceding the Company-Scheduled Closing Date, the Shareholder may give a notice to the Company substantially in the form attached hereto as Exhibit B (each, a “Purchase Price Notice”) pursuant to which the Shareholder notifies the Company that the Shareholder is electing to accelerate the consummation of the repurchase by the Company hereunder of that number of Notice Shares set forth in that Purchase Price Notice to the Business Day next following the date on which the Company receives such Purchase Price Notice (each such date, an “Accelerated Closing Date”), but provided, that in no event: (i) may the Shareholder give a Purchase Price Notice to the Company electing to accelerate the consummation of the repurchase hereunder of less than 500,000 Preferred Shares on any single Accelerated Closing Date; (ii) shall a Purchase Price Notice be given with respect to Preferred Shares as to which a prior Purchase Price Notice has been given to the Company by the Shareholder; or (iii) shall Purchase Price Notices be given by the Shareholder to the Company with respect to an aggregate number of Preferred Shares exceeding the number of the Notice Shares. The Closing Date for the repurchase of any Notice Shares as to which no Purchase Price Notice is given shall be the Company-Scheduled Closing Date.
(e) Number of Notice Shares to be Acquired on a Closing Date. Notwithstanding anything herein to the contrary, the number of Preferred Shares to be repurchased hereunder on a Closing Date shall be as follows: (i) if such Closing Date is the Company-Scheduled Closing Date, the number of Preferred Shares equal to (1) the number of Notice Shares minus (2) the aggregate number of Notice Shares as to which one or more Purchase Price Notices have previously been given and (ii) if such Closing Date is an Accelerated Closing Date, the number of Preferred Shares set forth for repurchase on an Accelerated Closing Date in the Purchase Price Notice given by the Shareholder to the Company and setting such Accelerated Closing Date; provided, however, that if the aggregate Repurchase Price for all of the Preferred Shares to be repurchased on any Closing Date would exceed an aggregate amount equal to the product of (i) $10.07 and (ii) (1) if such Closing Date is the

Company-Scheduled Closing Date, the number of Preferred Shares equal to (x) the number of Notice Shares minus (y) the aggregate number of Notice Shares as to which one or more Purchase Price Notices have previously been given or (2) if such Closing Date is an Accelerated Closing Date, the number of Preferred Shares set forth for repurchase on an Accelerated Closing Date in the Purchase Price Notice given by the Shareholder to the Company setting such Accelerated Closing Date (as to each Closing Date, the “Maximum Repurchase Amount”), the number of the Notice Shares to be repurchased on that Closing Date shall be the greatest number of whole Preferred Shares having an aggregate Repurchase Price for that Closing Date equal to or less than the Maximum Repurchase Amount for such Closing Date. If the number of Preferred Shares repurchased hereunder on any Closing Date is reduced below the number of Preferred Shares which the Company would be obligated to repurchase hereunder on such Closing Date if the proviso to the immediately preceding sentence does not limit the number of Preferred Shares to be repurchased on such Closing Date (the “Scheduled Number of Shares”), the number of Notice Shares and, as a result, the aggregate number of Preferred Shares that the Company shall be obligated to repurchase hereunder as a result of giving the Repurchase Notice, shall be reduced, effective as of such Closing Date, by that number of Preferred Shares equal to (i) the Scheduled Number of Shares for such Closing Date minus (ii) the number of Preferred Shares repurchased by the Company hereunder on such Closing Date (as to any Closing Date, the “Unpurchased Shares”). For avoidance of doubt, the aggregate amount of Accumulated Dividends to be paid with respect to any Preferred Shares to be repurchased on a particular Closing Date shall not be included in such calculation of the Maximum Repurchase Amount.
(f) Conversion of Unpurchased Shares. If as to any Closing Date there are any Unpurchased Shares, the Shareholder irrevocably elects to exercise, and agrees that it shall be deemed to have exercised, its conversion right with respect to such Unpurchased Shares in accordance with and pursuant to the provisions of Section 6 of the Articles Supplementary as of such Closing Date and such Closing Date shall be deemed to be the Conversion Date (as defined in Section 6(a) of the Articles Supplementary) as to such Unpurchased Shares. Accumulated Dividends on the converted Unpurchased Shares shall be paid in accordance with the provisions of the Articles Supplementary. The Shareholder hereby waives any right to receive, on a Closing Date, a certificate or certificates representing any shares of Common Stock issuable to the Shareholder by the Company upon the conversion of any Unpurchased Shares as contemplated in this Agreement and agrees to have all such shares of Common Stock issuable upon the conversion of Unpurchased Shares issued in book entry form only, registered in the name of the Shareholder or such other person as the Shareholder timely designates in writing to the Company.
(g) Closing. On any Closing Date:
     (i) the Shareholder shall deliver to the Company (or, upon written notice from the Company, to the transfer agent for the Preferred Shares) the stock certificate or certificates representing (A) those Preferred Shares being repurchased by the Company pursuant to the Repurchase Right on such Closing Date and (B) those Preferred Shares as to which the conversion right is deemed exercised as contemplated by Section 1(f) above on such Closing Date, with each such certificate to be properly endorsed for transfer or accompanied by an appropriate executed stock power; and
     (ii) the Company shall pay to Shareholder by wire transfer of immediately available funds an amount equal to the sum of (A) the Repurchase Price and (B) the Accumulated Dividends multiplied by the number of Preferred Shares being so repurchased by the Company on such Closing Date together with shares of Common Stock required to be delivered upon conversion of any Unpurchased Shares as provided in Section 1(f) above.
If the stock certificate or certificates delivered also contain Preferred Shares not being so repurchased or converted on such Closing Date, the Company shall also issue a new certificate to the Shareholder representing such number of Preferred Shares not repurchased or converted on such Closing Date. Regardless of whether any Preferred Share certificate or certificates are delivered by the Shareholder on a Closing Date, the Preferred Shares to be so repurchased on such Closing Date shall be deemed repurchased, and the Unpurchased Shares as to such Closing Date shall be deemed converted on such Closing Date, in each case immediately following satisfaction of the obligations of the Company to pay the Repurchase Price and Accumulated Dividends with respect to the repurchased Preferred Shares and to issue shares of Common Stock upon the conversion of any Unpurchased Shares.
(h) No Assumed Liabilities. The Company does not assume and shall not otherwise become subject to any liabilities or obligations of the Shareholder relating to any of the Preferred Shares.
2. Restrictions.
(a) Subject to the provisions of Section 1(f) of this Agreement, the Shareholder agrees that, during the period commencing on the date on which the Company has given the Repurchase Notice to the Shareholder and ending on the Company-Scheduled Closing Date, the Shareholder shall not exercise its conversion rights with respect to that number of Preferred Shares equal to the number of Notice Shares, and any notice of conversion of the Preferred Shares actually given by the Shareholder during such period shall be deemed ineffective for all purposes. The Shareholder acknowledges that it would be unable to perform its obligations under this Agreement if it were to sell, assign, dispose of, convey or transfer any Preferred Shares as to which the Company has the Repurchase Right or any interest therein to any person other than the Company.
(b) In order that the Shareholder will be assured of the benefit of this Agreement, the Company agrees not to exercise its right to redeem the Preferred Shares set forth in Section 5 of the Articles Supplementary at any time prior to the expiration of the Exercise Period or, if the Company exercises the Repurchase Right as to any of the Preferred Shares, prior to the Company-Scheduled Closing Date as to those Preferred Shares to be so repurchased.
(c) The Company shall not be required (i) to transfer on its books any Preferred Shares which shall have been sold, assigned, disposed of, conveyed or transferred by the Shareholder in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Preferred Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Preferred Shares shall have been so transferred.
3. Additional Shares or Substituted Securities.
     In the event of any stock dividend, stock split, reverse stock split, recapitalization or other change affecting the Company’s outstanding Common Stock as a class without receipt of consideration, or any new, substituted or additional securities or other property (including money paid other than cash dividends paid in accordance with the terms of the Articles Supplementary), which is by reason of any such transaction distributed to the Shareholder with respect to Preferred Shares, such new, substituted or additional securities or other property shall be immediately subject to this Agreement and the Repurchase Right shall apply equally to such changed or new, substituted or additional securities or other property. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Preferred Shares for all purposes relating to the Repurchase Right, and the Company may require the establishment of an escrow account for any property or money (other than cash dividends paid in accordance with the terms of the Articles Supplementary) distributed with respect to the Preferred Shares covered by the Company’s Repurchase Right in order to facilitate the exercise of such rights. Appropriate adjustments shall also be made to the Repurchase Price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company’s capital structure; provided, however, that the total price to be paid upon repurchase of any Preferred Shares, together with any new, substituted or additional securities or other property distributed with respect to such Preferred Shares, shall remain the same aggregate Repurchase Price as would have been payable with respect to the Preferred Shares had the new, substituted or additional securities or other property not been distributed.
4. Representations and Warranties of the Company.
     The Company represents and warrants to the Shareholder as follows:
(i)	The Company is a validly existing corporation, organized and in good standing under the laws of the State of Maryland.

(ii)	The Company has no obligation to obtain any consent, approval or authorization (including from any governmental authority) in connection with its execution, delivery and performance of this Agreement or its consummation of the transactions provided for herein.

(iii)	The Company has full power and authority to execute, deliver and perform this Agreement, to perform all of its obligations contained herein and to carry out the transactions contemplated hereby.

(iv)	The execution, delivery and performance of the transactions contemplated by this Agreement will not (A) conflict with, result in any breach of, or constitute a default (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default) or give to others any rights of termination, amendment, acceleration or cancellation under (x) any provision of the organization documents of the Company or any subsidiary of the Company or (y) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any subsidiary of the Company is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any subsidiary of the Company, except in the case of clause (y) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company of any subsidiary of the Company.

(v)	This Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(vi)	There are no actions or suits pending or, to the Company’s knowledge, threatened against the Company which, if decided adversely to the Company, would have a material adverse effect on the Company’s ability to perform its duties and obligations under, or to consummate the transactions contemplated by, this Agreement.
5. Representations and Warranties of the Shareholder.
     The Shareholder represents and warrants to the Company as follows:
(i)	The Shareholder is a validly existing corporation, organized and in good standing under the laws of the State of Maryland.

(ii)	The Shareholder has no obligation to obtain any consent, approval or authorization (including from any governmental authority) in connection with its execution, delivery and performance of this Agreement or its consummation of the transactions provided for herein.

(iii)	The Shareholder has full power and authority to execute, deliver and perform this Agreement, to perform all of its obligations contained herein and to carry out the transactions contemplated hereby, and none of such actions will violate, constitute a default under (or an event which, with notice or lapse of time or both, would constitute a default under), result in the termination of, accelerate the performance required by, cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any mortgage, pledge, lien, claim, attachment, encumbrance, charge, security interest or rights of others (other than pursuant to this Agreement) (“Security Interest”) upon the Preferred Shares under, any note, bond, mortgage, indenture, license, agreement, instrument, commitment or other obligation to which the Shareholder is a party or by which the Shareholder may be bound.

(iv)	This Agreement constitutes the valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(v)	The Shareholder owns and has, and at each Closing shall convey to the Company, good and marketable title to the Preferred Shares being repurchased by the Company at such Closing, free and clear of any and all Security Interests, options and other impositions and restrictions.

(vi)	There are no actions or suits pending or, to the Shareholder’s knowledge, threatened against the Shareholder, which, if decided adversely to the Shareholder, would have a material adverse effect on (i) the Preferred Shares or any of the Shareholder’s rights in the

Shares or (ii) the Shareholder’s ability to perform its duties and obligations under, or to consummate the transactions contemplated by, this Agreement.

(vii)	The Shareholder acknowledges that it is a sophisticated investor and, as of the Effective Date, (i) it had received and reviewed or had full access to all of the reports and other documents filed by the Company with the Securities and Exchange Commission and all other information of the Company that Shareholder considered necessary or appropriate to make an informed decision with respect to the sale of the Preferred Shares pursuant to this Agreement and (ii) it had an opportunity to ask questions and receive answers regarding the Company’s financial performance and to obtain additional information necessary to verify any information furnished to Shareholder or to which Shareholder had access. The Shareholder acknowledges that during the period between the Effective Date and the time of occurrence of the last Closing, if any, to occur hereunder, the Company may become aware of material information relating to the Company, its operations, financial condition and results of operations that will not be available to the Shareholder or otherwise publicly available and agrees that the Company has, and shall have, no duty or obligation to the Shareholder to disclose any such information to the Shareholder at or prior to the time of the last Closing, if any, to occur hereunder, whether in connection with the exercise of the Repurchase Right by the Company or any exercise by the Shareholder of its right to set one or more Accelerated Closing Dates.
6. Miscellaneous.
(a) Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.
(b) Cancellation of Shares. Following the completion of the transactions contemplated by Section 1(g) above, (i) the Shareholder shall no longer have any rights as a holder of such Preferred Shares, (ii) such Preferred Shares shall be deemed purchased or converted, as the case may be, in accordance with the applicable provisions hereof, and (iii) the Company shall be deemed the owner and holder of such Preferred Shares repurchased, whether or not the certificates therefor have been delivered as required by this Agreement.
(c) Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Maryland without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Maryland to the rights and duties of the parties.
(d) Entire Agreement. This Agreement, the documents referenced herein and the attachments hereto constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner with respect to the subject matter hereof by any representations, warranties or covenants except as specifically set forth herein or therein.
(e) Modification. This Agreement may be modified, amended, superseded, or canceled only by a written instrument signed by each of the Company and the Shareholder, and any of the terms, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the party to be bound by any such waiver.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
(g) Waiver. The waiver by any of the parties hereto, express or implied, of any right under this Agreement or with respect to any failure to perform under or breach of this Agreement by the other party or parties, shall not constitute or be deemed a waiver of any other right under this Agreement or of any other failure to perform under or breach of this Agreement by the other party or parties, whether of a similar or dissimilar nature.
(h) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(i) Notices. Any notice under this Agreement shall be in writing and any written notice or other document shall be deemed to have been given: (i) if hand delivered, on the date of delivery to the party to whom the notice is being given, (ii) on the third Business Day after mailing, if the document is mailed by registered mail, (iii) one day after being sent by a professional or overnight courier of national reputation, if sent for next day delivery or on the date of delivery, if sent for any other time of delivery or (iv) on the date of transmission if sent by telecopy or other means of electronic transmission, with receipt confirmed. Any such notice shall be delivered or addressed to the Company or the Shareholder, as the case may be, at the address appearing below their signature on the signature page of this Agreement. Failure to conform to the requirements of this section shall not defeat the effectiveness of notice actually received by the addressee. For purposes of this Agreement, Business Day shall mean any day of the week other than a Saturday, Sunday or national holiday on which national banks in Dallas, Texas are open for business.
(j) Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.
(k) Counterparts; Facsimile. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any signature page delivered by facsimile or telecopy machine shall be binding to the same extent as an original.
(l) Specific Performance. It is expressly agreed among the parties that money damages are inadequate to compensate a party to this Agreement if this Agreement were not performed in accordance with its terms or was otherwise breached, and each party shall be entitled to specific enforcement of its rights under this Agreement.
The signature page follows.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ David A. Brooks
Name:	David A. Brooks
Title:	Vice President

Address for Notice:
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: Chief Operating Officer and General
Counsel
Fax Number: 972 490-9605

SECURITY CAPITAL PREFERRED GROWTH INCORPORATED
By:	/s/ Anthony R. Manno Jr.
Name:	Anthony R. Manno Jr.
Title:	Chairman

Address for Notice:
1 Chase Plaza
10 South Dearborn Street, Suite 1400
Chicago, Illinois 60603
Attention: Michael Heller and Genine Dawczak
Fax Number: 312 385-8326

Exhibit A
Form of Repurchase Notice
REPURCHASE NOTICE
[Date]
Security Capital Preferred Growth Incorporated
1 Chase Plaza
10 South Dearborn Street, Suite 1400
Chicago, Illinois 60603
Attention: Michael Heller and Genine Dawczak
Ladies and Gentlemen:
     Reference is made to the Stock Repurchase Agreement, dated as of April 11, 2011 (the “Agreement”), between Ashford Hospitality Trust, Inc. (the “Company”) and Security Capital Preferred Growth Incorporated (the “Shareholder”). Capitalized terms used herein and not expressly defined herein shall have the meanings ascribed to them in the Agreement.
     The Company hereby exercises its Repurchase Right to repurchase _____________ of the Preferred Shares. The Company-Scheduled Closing Date for the repurchase of such Notice Shares shall be _____________, 2011. The Purchase Price for each of the Notice Shares repurchased on the Company-Scheduled Closing Date shall be the Volume Weighted Average Price determined over the five Trading Days immediately preceding such Company-Scheduled Closing Date.

Very truly yours, Ashford Hospitality Trust, Inc.
By
Name:
Title:

Exhibit B
Form of Purchase Price Notice
PURCHASE PRICE NOTICE
[Date]
Ashford Hospitality Trust
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Attention: Chief Operating Officer and General Counsel
Ladies and Gentlemen:
     Reference is made to the Stock Repurchase Agreement, dated as of April 11, 2011 (the “Agreement”), between Ashford Hospitality Trust, Inc. (the “Company”) and Security Capital Preferred Growth Incorporated (the “Shareholder”). Capitalized terms used herein and not expressly defined herein shall have the meanings ascribed to them in the Agreement.
     The Shareholder hereby exercises its right to accelerate the Closing Date of the repurchase of some or all of the Notice Shares to be repurchased by the Company as to _______________ Preferred Shares (the “Accelerated Shares”). The Accelerated Closing Date as to the repurchase of such Accelerated Shares shall be the Business Day next following the date on which the Company receives this Purchase Price Notice, which Accelerated Closing Date the Shareholder anticipates will be ______________, 2011. The Purchase Price for each of the Accelerated Shares repurchased on the Accelerated Closing Date shall be the Volume Weighted Average Price determined over the five Trading Days immediately preceding such Accelerated Closing Date, which the Shareholder believes will be $______ per Accelerated Share (the “Accelerated Purchase Price”). The Shareholder hereby exercises its conversion right as to all Unpurchased Shares included in the Accelerated Shares in accordance with the terms of Section 6 of the Articles Supplementary and as contemplated by and in accordance with Section 1(f) of the Agreement. The Shareholder anticipates there will be _____ Unpurchased Shares on the Accelerated Closing Date established hereby. After the Closing with respect to the Accelerated Shares, the Shareholder will hold a total of _____________ Preferred Shares, of which __________ remain Notice Shares.

     If for any reason the Company believes the Accelerated Closing Date with respect to the repurchase of the Accelerated Shares will be date other than that noted above, the Accelerated Purchase Price will be a different Purchase Price other than that noted above, or the number of Unpurchased Shares on the Accelerated Closing Date established hereby will be a different number than that noted above, please notify the Shareholder immediately.

Very truly yours, Security Capital Preferred Growth Incorporated
By
Name:
Title